Exhibit 23.2




                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Blue River Bancshares, Inc. on Form SB-2 of our report dated March 17, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the development stage of the Company described in Note 1 to the financial statements), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 18, 1998